UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2012

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

 Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Incentive Payments

On April 25, 2012, the Executive Compensation Committee (the “Committee”) of the Board of Directors of MainSource Financial Group, Inc. (the “Company”) awarded bonuses to certain named executive officers pursuant to the Company’s Long Term Incentive Plan (“LTIP”) for services performed during 2011.

The LTIP contemplates the payment of compensation in a combination of stock options (25%) and restricted stock (75%).  However, because the Company was a participant in the U.S. Treasury’s Capital Purchase Program (the “CPP”) during 2011, the Company is prohibited from granting options to at least the five most highly compensated employees for services performed in 2011.  In lieu of options, the Committee voted to grant long-term restricted stock to such employees.  The long-term restricted stock will be subject to prescribed vesting and transfer criteria included in the CPP rules and have a value of no more than one-third of the employee’s total compensation.  The number of shares of restricted stock will be calculated by dividing each employee’s award by $11.85, which was the closing price of the Company’s common stock on April 25, 2012, the date of grant.

The incentive compensation to be paid to the Company’s Chief Executive Officer, Chief Financial Officer and the other “Named Executive Officers” under the LTIP is as follows:

Name and Title	LTIP Payout
Archie M. Brown, Jr.	$185,000
President and Chief Executive Officer

James M. Anderson	$77,000
Chief Financial Officer

Daryl R. Tressler	$94,000
Chief Banking Officer and President, MainSource Bank

William J. Goodwin	$77,000
Chief Credit Officer

Chris M. Harrison	$51,000
Senior Vice President Branch Administration

Each restricted stock award will be evidenced by an award agreement between the executive and the Company which will include the following terms:

•      the grantee will become vested in 80% of the award on the second anniversary of the grant date and 20% of the award on the third anniversary of the grant date;

•      the Executive Compensation Committee of the Board will have the right, in its sole discretion, to cancel 60% of the award during the first year following the grant date, 40% of the award during the second year following the grant date, and 20% of the award during the third year following the grant date, if it determines that the Company suffered a material negative impact in one of those years as a result of a decision or event that occurred during the year in which the restricted stock was earned;

•      the restricted shares, to the extent vested, will not become transferable until such time as the U.S. Treasury no longer holds shares of preferred stock of the Company, provided that 25% of the restricted shares will become transferable as each 25% of the preferred stock is repurchased by the Company, and provided, further, that the grantee will be permitted to sell the shares if necessary to pay any tax liability resulting from the vesting of the shares.

All other compensation for the named executive officers for the year ended December 31, 2011 was previously reported by the Company in the Summary Compensation Table on page 33 of the Proxy Statement for the Annual Shareholders Meeting of the Company to be held on April 25, 2012, filed with the Securities and Exchange Commission on March 23, 2011 (the “Proxy Statement”).  As of the filing of the Proxy Statement, LTIP grants for the named executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Proxy Statement.  Pursuant to Item 5.02(f) of Form 8-K, the LTIP awards for the named executive officers for the year ended December 31, 2011 are set forth below together with the other compensation previously reported, and the new total compensation amount.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)	All Other Compensation ($) (h)		Total ($) (i)
Archie M. Brown, Jr.	2011	$360,393	—	$185,000	—	—	$25,033	(4)	$570,426
President and Chief Executive Officer	2010	$320,386	—	$168,267	—	—	$16,158	(4)	$504,811
	2009	$317,237	—	—	$9,450	—	$3,721		$330,408

James M. Anderson	2011	$211,542	—	$77,000	—	—	$26,450	(5)	$314,992
Chief Financial Officer	2010	$182,694	—	$84,003	—	—	$18,444	(5)	$285,141
	2009	$183,068	—	—	$5,400	—	$16,470	(5)	$204,938

Daryl R. Tressler	2011	$236,022	—	$94,000	—	—	$30,285	(6)	$360,308
Chief Banking Officer	2010	$228,848	—	$103,934	—	—	$22,301	(6)	$355,082
	2009	$228,966	—	—	$6,750	—	$20,229	(6)	$255,945

William J. Goodwin (1)	2011	$215,773	—	$77,000	—	—	$25,822	(7)	$318,596
Chief Credit Officer	2010	$197,594	—	$91,437	—	—	$9,177		$298,207
	2009	$142,500	—	—	$16,000	—	$5,582		$164,082

Chris M. Harrison	2011	$167,376	—	$51,000	—	$10,338	$15,416	(8)	$244,131
SVP - Branch Administration

(1)           Reflects a partial year of employment. (Mr. Goodwin joined the Company in March 2009)

(2)           Each officer was awarded a bonus under the Company’s Long Term Incentive Plan payable in shares of restricted stock equal to the amount of the bonus divided by the closing price of a share of Company common stock on the grant date, April 25, 2012 ($11.85).  The restricted stock awards vest as follows:  80% on the second anniversary of the date of grant, and 20% on the third anniversary of the date of grant.

(3)           The amounts listed in column (f) reflect the full grant date fair values in accordance with FASB ASC topic 718. Refer to Note 23, “Stock Option Plans,” in the Notes to Consolidated Financial Statements included in the annual report on Form 10-K for the year ended December 31, 2011, for the relevant assumptions used to determine the valuation of our option awards.

(4)           Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan; and (c) a profit sharing contribution made by the Company to the 401(k) plan during 2011.

(5)           Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan, (c) a profit sharing contribution made by the Company to the 401(k) plan during 2011, and (d) the cost of a country club membership.

(6)           Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan, (c) a profit sharing contribution made by the Company to the 401(k) plan during 2011 and (d) the cost of a country club membership.

(7)           Includes (a) the value attributable to personal use of a Company- provided automobile (as calculated in accordance with Internal Revenue Service guidelines), (b) the matching contribution made by the Company to the 401(k) plan, and (c) a profit sharing contribution made by the Company to the 401(k) plan during 2011.

(8)           Includes (a) the matching contribution made by the Company to the 401(k) plan; and (b) a profit sharing contribution made by the Company to the 401(k) plan during 2011.

2012 Executive Compensation

Additionally, on April 25, 2012, the Board of Directors of the Company approved the compensation of the named executive officers for 2012, which includes increases to base salary. The following is a summary of the terms of the 2012 compensation plan for the named executive officers:

1.  Base Salary.  The base salary (effective as of March 1, 2012) for the Company’s Chief Executive Officer, Chief Financial Officer, and the other “Named Executive Officers”, is set forth below.

Name and Title	2011 Base Salary
Archie M. Brown, Jr.	$385,000
President and Chief Executive Officer

James M. Anderson	$225,500
Chief Financial Officer

Daryl R. Tressler	$240,875
Chief Banking Officer and President, MainSource Bank

William J. Goodwin	$225,500
Chief Credit Officer

Chris M. Harrison	$175,000
Senior Vice President Branch Administration

2.  Short Term Incentive Compensation.  The Executive Compensation Committee approved the Company’s Short Term Incentive Plan (“STIP”) which was effective on April 3, 2012, the date the U.S. Treasury no longer held shares of the Company’s preferred stock under the CPP, for services performed subsequent to that date.

Under the STIP, each of the executives will be eligible to receive cash payouts when the Company’s weighted average performance as compared to its peer group exceeds certain thresholds.  The weighted average performance will be determined based on the following measures:

• earnings per share growth:	20%
• ROA:	30%
• net revenue growth:	20%
• non-performing assets/total assets:	20%

Additionally, the Committee can include one additional objective measure for each individual which will be given 10% weight.

The STIP will begin payout once the weighted average performance (“WAP”) versus the peer group exceeds the 25th percentile (thus, no payout will occur if the WAP is equal to or below the 25th percentile).  Each executive’s target payout will be achieved once the weighted average performance exceeds the 50th percentile, and the maximum payout will be achieved once the weighted average performance exceeds the 75th percentile.   Thus, the payouts will be as follows:

WAP	Payout
0-25th percentile	none
greater than the 25th percentile	50% of target
greater than the 50th percentile	100% of target
greater than the 75th percentile	150% of target

For WAP at levels in between the 25th and 75th percentile, the payout percentage will be interpolated.  For example a WAP equal to the 60th percentile would equate to a payout of 120% of target.  Each named executive officer’s target level is equal to a percentage of his or her base salary, as set forth below:

Name and Title	Target
Archie M. Brown, Jr.	45% of base salary
President and Chief Executive Officer

James M. Anderson	30% of base salary
Chief Financial Officer

Daryl R. Tressler	35% of base salary
Chief Banking Officer and President, MainSource Bank

William J. Goodwin	30% of base salary
Chief Credit Officer

Chris M. Harrison	25% of base salary
Sr. Vice President

The STIP includes a mandatory deferral feature, by which two-thirds of the cash will be paid immediately and the remaining one-third will be paid one year later.  STIP awards are also subject to claw-back to the extent required by federal laws or regulations, including those required under Sarbanes-Oxley and Dodd-Frank.

The foregoing summary of the STIP is qualified in its entirety by reference to the MainSource Financial Group, Inc. Short-Term Incentive Plan which is filed as an exhibit hereto and incorporated herein.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On April 25, 2012, MainSource Financial Group, Inc. held its annual meeting of shareholders.  A total of 20,203,369 shares of the Company’s common stock were entitled to vote as of March 5, 2012, the record date for the Annual Meeting. There were 17,153,449 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on three proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors

The shareholders elected twelve directors to serve a one-year term until the next annual meeting of shareholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Kathleen L. Bardwell	12,979,905	184,576	3,988,967
William G. Barron	12,822,866	341,616	3,988,967
Archie M. Brown, Jr.	12,875,029	289,452	3,988,967
Brian J. Crall	12,916,213	248,268	3,988,967
Philip A. Frantz	12,857,359	307,122	3,988,967
Rick S. Hartman	12,852,125	312,356	3,988,967
D.J. Hines	12,929,409	235,072	3,988,967
William J. McGraw, III	8,535,668	4,628,813	3,988,967
Thomas M. O’Brien	12,904,654	259,827	3,988,967
Lawrence R. Rueff, DVM	12,868,671	295,810	3,988,967
John G. Seale	12,975,257	189,225	3,988,967
Charles J. Thayer	12,976,611	187,870	3,988,967

Proposal No. 2 - Advisory Vote on the Company’s Executive Compensation Policies and Procedures

The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company’s executive officers. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
12,469,394	604,951	90,135	3,988,968

Proposal No. 3 - Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2011

The shareholders voted to ratify the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The results of the vote were as follows:

For	Against	Abstain
16,864,687	258,494	30,268

Item 7.01 Regulation FD Disclosure

At the 2012 Annual Meeting of Shareholders held on April 25, 2012, the Company presented certain financial and other information to those present.  A copy of the PowerPoint presentation reviewed during the meeting is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The filing of this Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

10.1	MainSource Financial Group, Inc. Short-Term Incentive Plan

99.1	Slide presentation of MainSource Financial Group, Inc. (furnished pursuant to Regulation FD).

*         *         *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012

MAINSOURCE FINANCIAL GROUP, INC.

	By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	MainSource Financial Group, Inc. Short-Term Incentive Plan

99.1	Slide presentation of MainSource Financial Group, Inc. (furnished pursuant to Regulation FD).